July 19, 2005



Board of Directors
MSGI Security Solutions, Inc.
575 Madison Avenue
New York, New York  10022

         Re:      Registration Statement/Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 843,151 shares (the "Shares") of $.01 par value common stock (the "Common Stock") of MSGI Security Solutions, Inc. (the "Company") consisting of:

         Up to 484,659 shares of the Company's common stock issuable to accredited investors upon conversion of the Company's Series F Convertible Preferred Stock issued to accredited investors in a private place in November 2004 pursuant to subscription agreements;

         Up to 100,000 shares of the Company's common stock issuable to an unaffiliated professional services firm related to a recent acquisition;

         Up to 230,797 shares of the Company's common stock issuable to accredited investors upon exercise of common stock warrants issued to accredited investors in a private placement in November 2004 pursuant to subscriptions agreements;

         Up to 27,695 shares of the Company's common stock issuable to Keystone Equities Group upon conversion of the Company's warrants issued to Keystone Equities Group, as placement agent in a private placement in November 2004 pursuant to subscription agreements.

         As your Nevada counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the respective grants and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Agreements, have been duly authorized, will be validly issued, fully paid, and non-assessable Common Stock.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.


                           Sincerely,
                           /s/ McDONALD CARANO WILSON LLP
                           -------------------------------
                           McDONALD CARANO WILSON LLP